                                                                    Exhibit 23.3

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 29, 2001, with respect to the financial statements of Discount Auto Parts, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-82298) of Advance Auto Parts, Inc., for the registration of its common stock.

                                               /s/ Ernst & Young LLP

Tampa, Florida
February 12, 2002